Exhibit 99

Chemed Corporation’s Board of Directors Approves $100 Million Stock Repurchase Program

CINCINNATI--(BUSINESS WIRE)--February 22, 2011--Chemed Corporation (NYSE:CHE) today announced that the Board of Directors has formally authorized $100 million available for stock repurchase under Chemed’s share repurchase program. These share repurchases will be funded through a combination of cash generated from operations as well as utilization of its revolving credit facility.

Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries: VITAS Healthcare and Roto-Rooter. VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901